                                                                  EXECUTION COPY




                          Registration Rights Agreement

                           Dated as of March 28, 2002

                                      among

                            AMERICAN TRANS AIR, INC.,

                                  AMTRAN, INC.

                            WILMINGTON TRUST COMPANY,

                    not in its individual capacity but solely
                                as Trustee under

                           American Trans Air 2002-1A
                               Pass Through Trust

                                       and

                           American Trans Air 2002-1B
                               Pass Through Trust

                                       and

                                NYALA FUNDING LLC

                                       and

                             PK AIRFINANCE US, INC.




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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 28, 2002, among American Trans Air, Inc., an Indiana corporation (the "Company"), Amtran, Inc., an Indiana corporation ("Amtran"), Wilmington Trust Company, not in its individual capacity but solely as trustee under each of the Trusts (as defined below), and Nyala Funding LLC and PK AirFinance US, Inc. (collectively, the "Investors").

                  This Agreement is made pursuant to (i) the Certificates Purchase Agreement dated as of March 28, 2002 among the Company, Amtran, and Nyala Funding LLC (the "Class A Certificates Purchase Agreement"), which provides that the Trustee will issue and sell $111,716,000.00 principal amount of the pass through certificates of the Class A Trust (as defined below) and
(ii) the Certificates Purchase Agreement dated as of March 28, 2002 among the Company, Amtran, Inc. and PK AirFinance US, Inc. (the "Class B Certificates Purchase Agreement") which provides that the Trustee will issue and sell $31,131,000.00 principal amount of the pass through certificates of the Class B Trust (as defined below) (the Class A Trust and Class B Trust together, the "Trusts" (and each a "Trust") and such pass through certificates of the Trusts, together, the "Initial Certificates"), in each case with Escrow Receipts (as defined below) attached thereto. In order to induce the Investors to enter into the Certificates Purchase Agreements, the Company and Amtran have agreed to provide the Investors and their direct and indirect transferees the exchange and registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Certificates Purchase Agreements.

                  The Company and Amtran have contemporaneously herewith entered into two separate letter agreements (i) one with the Nyala Funding LLC and AIG Financial Products Corp. providing for the purchase of an additional $91,896,000.00 principal amount of the Class A Certificates (the "Additional Class A Certificates") and (ii) one with PK AirFinance US, Inc. providing for the purchase of an additional $26,904,000.00 principal amount of the Class B Certificates (the "Additional Class B Certificates", and together with the Additional Class A Certificates, the "Additional Certificates"), in each case on October 15, 2002 or such other date mutually agreed to by the Company, Amtran, Nyala Funding LLC and PK AirFinance US, Inc. Upon issuance, the Additional Certificates shall be subject to the terms of this Agreement as set forth herein.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


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

                  "Additional Certificates" shall have the meaning set forth in the preamble of this Agreement.

                  "Additional Class A Certificates" shall have the meaning set forth in the preamble of this Agreement.

                  "Additional Class B Certificates" shall have the meaning set forth in the preamble of this Agreement.

                  "Class A Certificates Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Class B Certificates Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Class A Trust" shall mean the American Trans Air 2002-1A Pass Through Trust.

                  "Class B Trust" shall mean the American Trans Air 2002-1B Pass Through Trust.

                  "Certificates Purchase Agreements" shall mean the Class A Certificates Purchase Agreement and the Class B Certificates Purchase Agreement.

                  "Closing Date" shall mean the Closing Date as defined in the Certificates Purchase Agreements.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Deposit" shall have the meaning set forth in the Deposit Agreements.

                  "Deposit Agreement" shall have the meaning set forth in the Certificates Purchase Agreement related to such Trust.

                  "Equipment Notes" shall have the meaning set forth in the Pass Through Trust Agreements for the Trusts.

                  "Escrow Receipts" shall, with respect to the pass through certificates issued by each Trust, have the meaning set forth in the Certificates Purchase Agreement related to such Trust.

                  "Exchange Certificates" shall mean the pass through certificates issued under the Pass Through Trust Agreements and otherwise containing terms identical in all material respects to the Initial Certificates and Additional Certificates (except that, with respect to the Exchange Certificates of each Trust, (i) interest thereon shall accrue as set forth in Section 2(a) hereof, (ii) the transfer restrictions thereon shall be eliminated, (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated and (iv) such Exchange Certificates shall initially be available only in book-entry form),


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

         to be offered to Holders of Initial Certificates and Additional Certificates in exchange for Initial Certificates and Additional Certificates pursuant to the Exchange Offer.

                  "Exchange Date" shall have the meaning set forth in Section 2(a)(ii) hereof.

                  "Exchange Offer" shall mean the exchange offer by Amtran and the Company of Exchange Certificates for Registrable Certificates pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Holder" shall mean the Investors, for so long as they own any Registrable Certificates, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Certificates under the Pass Through Trust Agreements; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers.

                  "Initial Certificates" shall have the meaning set forth in the preamble of this Agreement.

                  "Investors" shall have the meaning set forth in the preamble of this Agreement.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Certificates; when indicated by context, the term "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Certificates issued by each Trust; provided that whenever the consent or approval of Holders of a specified percentage or principal amount of Registrable Certificates is required hereunder, Registrable Certificates held by Amtran, the Company or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Investors or subsequent Holders of Registrable Certificates if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Certificates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.

                  "Pass Through Trust Agreements" shall mean each of the Pass Through Trust Agreements dated as of March 28, 2002 relating to the Initial Certificates and the Additional Certificates among the Company, Amtran, Inc. and the Trustee, as may be amended from time to time in accordance with the terms thereof.



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

                  "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all documents incorporated by reference therein.

                  "Registrable Certificates" shall mean the Initial Certificates and the Additional Certificates; provided, however, that an Initial Certificate or Additional Certificate shall cease to be a Registrable Certificate (i) when a Registration Statement with respect to such Initial Certificate or Additional Certificate shall have been declared effective under the 1933 Act and such Initial Certificate or Additional Certificate shall have been disposed of pursuant to such Registration Statement, (ii) when such Initial Certificate or Additional Certificate has been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or may then be sold to the public pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) by Holders other than "affiliates" or former "affiliates" (as such term is defined in paragraph (a) of Rule 144) of Amtran or the Company; (iii) when such Initial Certificate or Additional Certificate shall have ceased to be outstanding.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by Amtran, the Company and the Trustees with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Certificates or Registrable Certificates), (iii) all expenses incurred in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, the Exchange Certificates, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Pass Through Trust Agreements under applicable securities laws, (vi) the fees and disbursements of counsel for Amtran and the Company and of the independent public accountants of Amtran and the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of the Trustees, including their counsel, and any escrow agent, administrative agent, security agent or custodian, (viii) in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders of Registrable Certificates issued by the Class A Trust and subject to such Registration Statement (which counsel shall be selected by the Majority Holders of the Class A Trust) and one counsel for the Holders of Registrable Certificates


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

         issued by the Class B Trust and subject to such Registration Statement (which counsel shall be selected by the Majority Holders of the Class B Trust) and (ix) any reasonable fees and disbursements of the underwriters, if any, in connection with any Shelf Registration Statement, and the fees and expenses of any special experts retained by Amtran or the Company in connection with any Registration Statement, in each case as are customarily required to be paid by issuers, but excluding (with respect to clauses (iii) through (ix) above) fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Certificates by a Holder.

                  "Registration Statement" shall mean any registration statement of Amtran and the Company that covers any of the Exchange Certificates or Registrable Certificates pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of Amtran and the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Certificates (but no other securities unless approved by the Holders whose Registrable Certificates are covered by such shelf registration statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustees" shall mean the trustees under the Pass Through Trust Agreements.

                  "Trusts" shall have the meaning set forth in the preamble of this Agreement.

                  "Underwriter" shall have the meaning set forth in Section 3 hereof.

                  "Underwritten Registration" or "Underwritten Offering" shall mean an SEC registration of Registrable Certificates in which Registrable Certificates are sold to an Underwriter for reoffering to the public.

                  2. Registration Under the 1933 Act.

                  (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, Amtran and the Company shall
(i) use their reasonable best efforts to file with the SEC within 240 days after the original issuance date of the Initial Certificates, an


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Exchange Offer Registration Statement covering the offer by Amtran and the
Company to the Holders to exchange all of the Registrable Certificates for Exchange Certificates, (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 300 days after the original issuance date of the Initial Certificates, (iii) use their reasonable best efforts to have such Exchange Offer Registration Statement remain continuously effective until the closing of the Exchange Offer and (iv) use their reasonable best efforts to consummate the Exchange Offer within 330 days after the original issuance date of the Initial Certificates. Amtran and the Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their reasonable best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. Amtran and the Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Certificates validly tendered will be accepted for exchange;

                  (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates"; the last business day on which the exchange is open is referred to herein as the "last Exchange Date");

                  (iii) that any Registrable Certificate included in the Exchange Offer but not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

                  (iv) that Holders electing to have a Registrable Certificate exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Certificate, together with the letters of transmittal accompanying the Exchange Offer, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

                  (v) that Holders will be entitled to withdraw their tendered Registrable Certificates at any time prior to the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Certificates delivered for exchange and a statement that such Holder is withdrawing his election with respect to all or a portion of such Registrable Certificates originally elected to be exchanged.

                  As soon as practicable after the last Exchange Date, Amtran and the Company shall, or shall direct the Trustees to and the Trustees shall:

                  (i) accept for exchange Registrable Certificates or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

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

                  (ii) deliver, or cause to be delivered, to the Trustees for cancellation all Registrable Certificates or portions thereof so accepted for exchange by Amtran and the Company and issue, and cause the Trustees to promptly authenticate and mail to each Holder, an Exchange Certificate equal in principal amount to the principal amount of the Registrable Certificates surrendered by such Holder.

Amtran and the Company shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. Prior to the effectiveness of the Exchange Offer Registration Statement, Amtran and the Company shall provide a supplemental letter to the SEC (A) stating that Amtran and the Company are conducting the Exchange Offer in reliance on the position of the SEC in Exxon Capital Holdings Corporation (pub. Avail. May 13,
1988), Morgan Stanley and Co., Inc. (pub. Avail. June 5, 1991) and related SEC "no-action" letters; and (B) making any required representations to the SEC as contemplated by such "no-action" letters.

                  (b) In the event that (i) the Company reasonably determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 330 days after the original issuance date of the Initial Certificates or the Exchange Offer Registration Statement is not declared effective within 300 days after the original issuance date of the Initial Certificates; or (iii) any Holder of Registrable Certificates is not eligible to participate in an Exchange Offer Registration, Amtran and the Company shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to Amtran and the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Certificates in accordance with the method or methods of distribution elected by such Holders and as described in the Registration Statement and to have such Shelf Registration Statement declared effective by the SEC as soon as practicable after such Registration Statement is filed. Amtran and the Company agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective and in compliance with applicable law until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Certificates or such shorter period that will terminate when all of the Registrable Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Amtran and the Company further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Amtran and the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. Amtran and the Company agree to furnish to the Holders of Registrable Certificates copies of any such supplement or amendment promptly after its being used or filed with the SEC.



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                  (c) The Company shall pay all Registration Expenses in
connection with the registration pursuant to Section 2(a) or Section 2(b). The Company shall reimburse any Registration Expenses incurred, assumed and paid by any Person (which shall not include underwriting discounts and commissions and transfer taxes, if any).

                  (d) (i) Amtran and the Company will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of Amtran or the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Certificates covered thereby not being able to exchange or offer and sell such Registrable Certificates during that period, unless (A) such action is required by applicable law or (B) such action is taken by Amtran or the Company to postpone the filing or effectiveness (or suspend the effectiveness) of any Registration Statement if (1) Amtran or the Company would be required to disclose in such Registration Statement a material business situation, transaction or negotiation affecting Amtran or the Company not otherwise then required by law to be publicly disclosed, and (2) in the good faith judgment of the board of directors of Amtran or the Company, such disclosure would materially and adversely affect such business situation, transaction or negotiation, so long as Amtran and the Company promptly comply with the requirements of Section 3(i) hereof, Section 2(a)(i) hereof or Section 2(a)(ii) hereof, as applicable.

                  (ii) An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Certificates pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Certificates pursuant to such Registration Statement may legally resume. In the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the 330th day after the original issuance date of the Initial Certificates, the interest rate on the Registrable Certificates will be increased by 0.50% per annum from and including such 330th day to, but excluding, the earlier of (i) the date on which the Exchange Offer is consummated or (ii) the date on which a Shelf Registration Statement is declared effective by the SEC, which additional interest shall be paid through a combination of an increase in the interest rate per annum borne by the Equipment Notes of 0.50% and, if applicable, an increase in the interest rate per annum payable on the Deposits of 0.50% pursuant to the Deposit Agreements. In the event (i) that the Shelf Registration Statement ceases to be effective at any time during the period during which it should remain continuously effective as specified by Section 2(b) hereof, (ii) the filing of any Registration Statement is postponed under circumstances contemplated by Section 2(d)(i)(B) or (iii) at the request of the Company or Amtran, the effectiveness of any filed Registration Statement is postponed under circumstances contemplated by Section 2(d)(i)(B), for more than 60 days in the aggregate, whether or not consecutive, during any 12 month period, the interest rate payable in respect of the Registrable Certificates shall be increased by 0.50% per annum from the 61st day of the applicable 12 month period such Registration Statement ceases to be effective, or the filing or effectiveness of the Registration Statement is postponed, as the case may be, until such time as the Shelf Registration

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Statement is filed or becomes effective, as the case may be, (or, if earlier, the end of the period specified by Section 2(b) hereof), which additional interest shall be paid through a combination of an increase in the interest rate per annum borne by the Equipment Notes of 0.50% and, if applicable, an increase in the interest rate per annum payable on the Deposits of 0.50% pursuant to the Deposit Agreements.

                  (e) Without limiting the remedies available the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

                  3. Registration Procedures.

                  In connection with the obligations of Amtran and the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, Amtran and the Company shall as expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by Amtran and the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Certificates by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the required period applicable to the registration form utilized by Amtran and the Company or required by the 1933 Act or otherwise necessary to keep the Registration Statement effective for the period specified in
         Section 2, and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Certificates subject to such Registration Statement during the period specified in Section 2 in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Certificates or Exchange Certificates;

                  (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Certificates, if any, without charge, as many copies of each

         Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Certificates; and, subject to the last paragraph of this Section 3, Amtran and the Company consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Certificates and any such Underwriters in connection with the offering and sale of the Registrable Certificates covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) prior to the effectiveness of any Registration Statement, use their reasonable best efforts to register or qualify the Registrable Certificates (or, in the event the Registrable Certificates are "covered securities" pursuant to Section 18(b)(1) of the 1933 Act, use their best efforts to register or qualify the Registrable Certificates, if any such registration or qualification is necessary in order to facilitate the public sale or distribution of the Registrable Certificates) and cooperate with the Holders of Registrable Certificates and their counsel in the registration or qualification of such Registrable Certificates under all applicable securities or "blue sky" laws of such jurisdictions of the United States as any Holder of Registrable Certificates covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC and to keep such registrations or qualifications in effect for so long as may be necessary to permit such Holder to complete its distribution of Registrable Certificates pursuant to the Registration Statement, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holder; provided, however, that the Company shall not be required to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) take any action which would subject it to taxation in any such jurisdiction if it is not then so subject;

                  (e) in the case of a Shelf Registration (or, with respect to Section 3(e)(v), an Exchange Offer Registration Statement) notify each Holder of Registrable Certificates and counsel for the Holders promptly and, if requested by any such Holder or counsel, confirm in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective,
         (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) in case of either a Shelf Registration or an Exchange Offer Registration of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Certificates covered thereby, the representations and warranties of Amtran or the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if Amtran or the Company receives any notification with respect to the suspension of the qualification of the Registrable Certificates for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus misleading or untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading or untrue in any material respect or, as contemplated by Section 2(d)(i)(B) hereof, the occurrence of circumstances which would allow the Company or Amtran to postpone or suspend the filing or the effectiveness of any Registration Statement, and (vi) of any determination by Amtran or the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested) and such number of copies of the Registration Statement and post-effective amendments as such Holders may reasonably request to effectuate the disposition of the Registrable Certificates;

                  (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Certificates to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold and not bearing any restrictive legends and enable such Registrable Certificates to be in such denominations (consistent with the provisions of the Pass Through Trust Agreements) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Certificates;

                  (i) in respect of any Registration Statement, upon the occurrence of any event or discovery of any facts as contemplated by
         Section 2(d)(i)(B) or Section 3(e)(v) hereof, use their reasonable best efforts to promptly prepare and file with the SEC an amendment, a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Certificates, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Amtran and the Company agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus upon receipt of such notice until Amtran and the Company have amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) furnish to the Holders having Registrable Certificates included in any Shelf Registration Statement and their counsel, a reasonable time prior to the initial filing of any Shelf Registration Statement, any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus included therein, copies of such documents to be filed, which documents shall be subject to the review and comment of such Holders in connection with such sale, if any, for a period not to exceed five business days, and Amtran and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus to which such Holders shall reasonably object within the five business days (two business days in the case of any amendment or supplement) after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, proposed to be filed, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading, fails to comply in any material respect with the applicable requirements of the 1933 Act or contains incorrect information with respect to such Holder or its plan of distribution;

                  (k) obtain a CUSIP number for all Exchange Certificates or Registrable Certificates, as the case may be, not later than the effective date of a Registration Statement;

                  (l) (i) cause the Pass Through Trust Agreements to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Certificates, or Registrable Certificates, as the case may be, (ii) cooperate with the Trustees and the Holders to effect such changes to the Pass Through Trust Agreements as may be required for the Pass Through Trust Agreements to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Pass Through Trust Agreements to be so qualified in a timely manner;

                  (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Certificates, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records relevant to the Shelf Registration Statement, pertinent documents and properties of Amtran and the Company, and cause the respective officers, directors and employees of Amtran and the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

                  (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Certificates to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company or Amtran are then listed if requested by the Majority Holders of the Registrable Certificates issued by either Trust, to the extent such Registrable Certificates satisfy applicable listing requirements;

                  (o) use their reasonable best efforts to cause the Exchange Certificates to continue to be rated by one nationally recognized statistical rating organization (as such term is defined in Rule 436(g)
         (2) under the 1933 Act);

                  (p) if reasonably requested by any Holder of Registrable Certificates covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Amtran and the Company have received notification of the matters to be incorporated in such filing; and

                  (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Majority Holders of the Registrable Certificates issued by each Trust being sold and, if an underwriting agreement is entered into, Amtran and the Company will use their reasonable best efforts to include therein indemnification provisions no less favorable than those set forth in Section 5 hereof) in order to expedite or facilitate the disposition of such Registrable Certificates including, but not limited to, an Underwritten Offering and in such connection, (i) make such representations and warranties to the Holders and any Underwriters of such Registrable Certificates with respect to the business of Amtran, the Company and their subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when reasonably requested, (ii) obtain opinions of counsel to the Company (which counsel may include the general counsel of Amtran or the Company with respect to certain matters and which opinions, in form, scope and substance, shall be reasonably satisfactory to the Majority Holders of the Registrable Certificates issued by each Trust being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Certificates, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may reasonably be requested by the appointed representative or counsel of the Majority Holders of the Registrable Certificates issued by each Trust being sold, (iii) obtain "cold comfort" letters from the independent certified public accountants of Amtran and the Company (and, if necessary, any other certified public accountant of any subsidiary of Amtran or the Company, or of any business acquired by Amtran or the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Certificates, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Certificates being sold or the Underwriters, and which are customarily delivered in similar underwritten offerings, to evidence the continued validity of the representations and warranties of Amtran and the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

                  (r) otherwise use all reasonable efforts to comply with applicable laws and to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the 1933
         Act) of a Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (ii) the date of each filing by Amtran and the Company with the SEC of an Annual Report on Form 10-K that is incorporated by reference in a Registration Statement, an earning statement of Amtran and the Company and their subsidiaries complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158).

                  In the case of a Shelf Registration Statement, Amtran and the Company may, upon reasonable notice, require each Holder of Registrable Certificates to furnish to Amtran and the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Certificates as is required to be disclosed in the Shelf Registration Statement pursuant to the 1933 Act, such information to be requested in writing by the Company for inclusion in such Registration Statement and the Company may exclude from such registration the Registrable Certificates of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(d)(i)(B) or Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Certificates pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Certificates current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Certificates pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                  The Company may give notice of a suspension with respect to circumstances contemplated by Section 2(d)(i)(B) or Section 3(e)(v) or a postponement of the filing of a Registration Statement or of the effectiveness of a filed Registration Statement (in each such case, a "Postponement") with respect to circumstances contemplated by Section 2(d)(i)(B) only twice during any 365 day period. Any single suspension or Postponement may not exceed 45 days and there may not be more than two suspensions or Postponements in effect during any 365 day period, which two suspensions or Postponements in effect during any 365 day period shall not exceed a total of 60 days in the aggregate.

                  The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Certificates included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and
(ii) the Company shall not, during the period the Shelf Registration is required to be effective pursuant to Section 2(b) hereof, be obligated to arrange for more than two underwritten offerings. In any underwritten offering contemplated hereby, the Holders of Registrable Certificates issued by the Class B Trust may participate as selling Holders in any underwritten offering requested by the Majority Holders of the Registrable Securities of the Class A Trust on a pro rata basis, and vice versa (with the Company being obligated to give notice to all of the Holders of Registrable Certificates of any request of an underwritten offering by any of the Holders of Registrable Certificates). No Holder may participate in any underwritten offering contemplated hereby unless such Holder agrees to sell such Holder's Registrable Certificates in accordance with any approved underwriting arrangements.

                  4. Participation of Broker-Dealers in Exchange Offer.

                  (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Certificates for its own account in the Exchange Offer in exchange for Registrable Certificates that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates.

                  Amtran and the Company understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Certificates, without naming the Participating Broker-Dealers or specifying the amount of Exchange Certificates owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Certificates for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                  (b) In light of the above, notwithstanding the other provisions of this Agreement, Amtran and the Company agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Certificates by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                  (i) Amtran and the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of

         Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by Amtran and the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request in writing to Amtran and the Company by one or more broker-dealers who certify to Amtran and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, Amtran and the Company shall be obligated (x) to communicate with only one entity representing all Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Morgan Stanley & Co. Incorporated unless such counsel elects not to so act and
         (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

                  (c) Morgan Stanley & Co. Incorporated shall have no liability to Amtran, the Company or any Holder with respect to any request that is made in accordance with Section 4(b) above.

                  5. Indemnification and Contribution.

+                  (a) Amtran and the Company agree to indemnify and hold
harmless each Holder and each of their respective officers and directors and each Person, if any, who controls any Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated Person in connection with defending or investigating any such loss, damage, liability action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Certificates or Registrable Certificates were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if Amtran and the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to Amtran or the Company in writing by such selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Person from whom the Person asserting any such losses, claims, damages or liabilities purchased Registrable Certificates, or any person controlling such seller, if a copy of the final Prospectus (as then amended or supplemented if Amtran and the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such seller to such purchaser with or prior to the written confirmation of the sale of the Registrable Certificates to such Person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In connection with any Underwritten Offering permitted by Section 3, Amtran and the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                  (b) Each selling Holder agrees, severally and not jointly, to indemnify and hold harmless Amtran and the Company, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls Amtran or the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from Amtran and the Company to the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) that is the subject of the indemnity.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly, after its receipt of notice of any such proceeding, notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing of the commencement thereof; provided, however, that the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to an indemnified party other than the indemnification obligations provided in paragraph (a) and (b) above. The indemnifying party, upon request of the indemnified party, shall promptly retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between them and such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for Amtran and the Company, their respective directors, their respective officers who sign the Registration Statement and each Person, if any, who controls Amtran or the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Holders of Registrable Certificates issued by the Class A Trust and each Person, if any, who controls any such Holders within the meaning of either such Section and one separate firm (in addition to any local counsel) for the Holders of Registrable Certificates issued by the Class B Trust and each Person, if any, who controls any such Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders of the Registrable Certificates issued by the respective Trust. In all other cases, such firm shall be designated by Amtran and the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Amtran and the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Amtran and the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportions to the respective principal amount of Registrable Certificates of such Holder that were registered pursuant to a Registration Statement.

                  (e) Amtran and the Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Certificates were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of Amtran or the Company, their respective officers or directors or any Person controlling Amtran or the Company, (iii) acceptance of any of the Exchange Certificates and
(iv) any sale of Registrable Certificates pursuant to a Shelf Registration Statement.

                  6. Rule 144.

                  Amtran and the Company covenant to the Holders of Registrable Certificates that to the extent it shall be required to do so under the 1934 Act, Amtran and the Company shall timely file the reports required to be filed by it under the 1934 Act or the 1933 Act (including, but not limited to, the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph
(c)(1) of Rule 144 under the 1933 Act) and the rules and regulations, and shall take such further action as any Holder of Registrable Certificates may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Certificates without registration under the 1933 Act within the limitations of the exemption provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Certificates, Amtran and the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  7. Miscellaneous.

                  (a) No Inconsistent Agreements. Neither Amtran nor the Company has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Certificates in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Amtran's or the Company's other issued and outstanding securities under any such agreements.

                  (b) Amendments and Waivers. Subject to the last sentence of this Section 7(b), the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Amtran or the Company has obtained the written consent of the Majority Holders of the outstanding Registrable Certificates issued by each Trust affected by such amendment, modification, supplement, waiver or consent; provided, however, that no


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

amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder (as such term applies to Section 5) unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(c), which address initially is, with respect to the Investors, the address set forth in the Class A Certificates Purchase Agreement or in the Class B Certificates Purchase Agreement, as the case may be; and (ii) if to Amtran or the Company, initially at the addresses set forth in the Certificates Purchase Agreements and thereafter at such other addresses, notice of which is given in accordance with the provisions of this Section 7(c).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustees, at the address specified in the Pass Through Trust Agreement.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms of the Certificates Purchase Agreements. If any transferee of any Holder shall acquire Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Certificates such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                  (e) Purchases and Sales of Registrable Certificates. Amtran and the Company shall not, and shall use their reasonable best efforts to cause their respective affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Registrable Certificates.

                  (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between Amtran and the Company, on the one hand, and the Investors, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Morgan Stanley & Co. Incorporated shall be a third party beneficiary with respect to the provisions set forth in Sections 4(b) and 4(c) hereof and shall have the right to enforce such provisions directly to the extent it deems such enforcement necessary or advisable.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Certificates, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of the foregoing.

                  (l) Limitation of Trustee Liability. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee in the exercise of the powers and authority conferred and vested in it under the Pass Through Trust Agreements, (ii) each of the representations, undertakings and agreements herein made on the part of the Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made for the purpose of binding only the Trustee and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement or the other related documents.



                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. AMERICAN TRANS AIR, INC.


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


                                         AMTRAN, INC.


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


                                         WILMINGTON TRUST COMPANY,
                                           not in its individual capacity
                                           but solely as Trustee under
                                           each of the Trusts


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


                                         NYALA FUNDING LLC


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


                                         PK AIRFINANCE US, INC.


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:



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